EXHIBIT 5(a)








                                November 2, 1998



General Motors Corporation
100 Renaissance Center
Detroit, Michigan   48265-1000

Gentlemen:


         As Attorney, Legal Staff of General Motors Corporation, I am familiar with the Registration Statement, dated November 2, 1998, being filed by General Motors with the Securities and Exchange Commission, relating to 5,000 shares of General Motors $1-2/3 par value common stock, to be registered for the ASEC Manufacturing Savings Plan.

         It is my opinion that the General Motors $1-2/3 par value common stock to be registered, when sold or issued hereafter in accordance with the provisions of said Plan, in accordance with Delaware law and upon payment of the consideration for such shares as contemplated by said Plan, will be validly issued, fully paid and nonassessable.

         I hereby consent to the use of this opinion as Exhibit 5(a) of the abovementioned Registration Statement.


                                            Very truly yours,




                                            /s/MARTIN I. DARVICK
                                              Martin I. Darvick
                                            Attorney, Legal Staff




















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